Exhibit 99.1

Press Release

Ness Technologies Appoints Milan Sameš as President of
Ness Central & Eastern Europe

Hackensack, NJ – March 16, 2010 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of information technology solutions and services, announced today the appointment of Milan Sameš as President of Ness Central & Eastern Europe. Sameš will report to Ness Technologies’ President and CEO, Sachi Gerlitz, and will be responsible for Ness Technologies’ operations in the Czech Republic, Slovakia, Hungary and Romania. He will be based in Prague, Czech Republic. Sameš replaces Ivan Hruška, who is leaving Ness to pursue new ventures.

Sameš, who served from 2005 to 2007 as Managing Director of Ness Czech and, previously, from 2004 to 2005 as vice president of operations for Ness Central & Eastern Europe, has 18 years of experience in the information technology (IT) and communications industries. Sameš returns to Ness from Oracle Czech Republic, where he served as Managing Director for the last two years. Prior to that, he served as Sales Director for the Czech subsidiary of Logica, an international IT and business services company, and, before that, as Business Development Director for the Czech subsidiary of Nokia Networks, a global provider of mobile phones and networks.

“I am very pleased to welcome Milan as the president of Ness CEE and I am confident that his broad experience will help us further strengthen our position in the Central and Eastern European markets,” said Sachi Gerlitz, President and CEO of Ness Technologies. “Ness CEE is part of our global strategy, accounting for one third of our revenues, and we are committed to further developing our business in the region. I would also like to thank Ivan Hruška for his many contributions to Ness Technologies and to wish him much success in his future career.”

“I am delighted to return to Ness and I look forward to the exciting challenges ahead,” said Milan Sameš. “Despite the economic slowdown in Central and Eastern Europe over the last 18 months, the CEE market has strong potential for long-term growth and it remains a cornerstone of our business. Along with the Ness Technologies’ management team, we will lead Ness CEE to further growth and success.”

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 15, 2010. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contact:

David Kanaan
Intl: +972-54-425-5307
Email: media.int@ness.com

Investor Relations Contact:

Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com